UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2023

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeff Fiedelman as CFO

Effective September 12, 2023, the Board of Directors (the “Board”) of Legacy Housing Corporation (“Legacy” or the “Company”) appointed Jeff Fiedelman, age 54, as Chief Financial Officer (“CFO”).

Prior to joining the Company, Mr. Fiedelman managed his own consulting firm that provided CFO and transactional advisory services to middle market companies. Prior to that, Mr. Fiedelman was the CFO of Pioneer Wine & Spirits, a wholesaler of fine wines and artisanal spirits that was acquired in 2019. Previously, Mr. Fiedelman was the CFO of Oryon Technologies, a privately held licensor, developer, and manufacturer of a patented lighting technology, and CFO of Substrate Technologies Inc., a venture-backed developer and manufacturer of semiconductor components. Mr. Fiedelman also held senior management positions in corporate finance, operations, and marketing at Alcatel (now Nokia). Mr. Fiedelman began his career as a consultant with Andersen Consulting (now Accenture). Mr. Fiedelman has a BS in Electrical Engineering from Stanford University and an MBA from The Wharton School of the University of Pennsylvania.

Mr. Fiedelman replaces Ronald Arrington, who stepped down as CFO on September 11, 2023.

The material terms of Mr. Fiedelman’s Employment Agreement with the Company are as follows:

●	Mr. Fiedelman will receive an annual base salary of $275,000.
●	Mr. Fiedelman is eligible to receive an annual incentive bonus that will be determined by the Board.
●	Mr. Fiedelman is entitled to such health, death, disability, and other insurance and fringe benefits, and to participate in such retirement and other plans, as are made available to other executive officers of the Company.
●	As soon as practical after September 12, 2023, the Board shall grant Mr. Fiedelman qualified stock options valued at $500,000. These options shall be subject to the terms of an award agreement and the terms of the Company’s 2018 Incentive Plan and one-fifth shall vest on each anniversary of the grant.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 10, 2023 between Legacy Housing Corporation and Jeff Fiedelman.

99.1	Press Release dated September 12, 2023, announcing the appointment of Jeff Fiedelman as CFO.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: September 14, 2023	By:	/s/ Duncan Bates
	Name:	Duncan Bates
	Title:	President and Chief Executive Officer